EXHIBIT 24

                      Power of Attorney



      KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and Officers of Millipore Corporation (the "Corporation"), do hereby constitute and appoint C. William Zadel and Jeffrey Rudin and each of them individually, their true and lawful attorneys and agents to execute on behalf of the Corporation the Form 10-K Annual Report of the Corporation for the fiscal year ended December 31, 1997, and all such additional instruments related thereto which such attorneys and agents may deem to be necessary and desirable to enable the Corporation to comply with the requirements of the Securities Exchange Act of 1934, as amended, and any regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder in connection with the preparation and filing of said Form 10-K Annual Report, including specifically, but without limitation of the foregoing, power and authority to sign the names of each of such Directors and Officers on his behalf, as such Director or Officer, as indicated below to the said Form 10-K Annual Report or documents filed or to be filed as a part of or in connection with such Form 10-K Annual Report; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue thereof.


SIGNATURE                TITLE                    DATE



/s/C. William Zadel      Chairman, President           February 12,
1998
C. William Zadel              Chief Executive Officer
                         and Director



/s/Charles D. Baker      Director                 February 12, 1998
Charles D. Baker



/s/Robert C. Bishop      Director                 February 12, 1998
Robert C. Bishop



/s/Samuel C. Butler      Director                 February 12, 1998
Samuel C. Butler

SIGNATURE                TITLE                    DATE



/s/Robert E. Caldwell         Director            February 12, 1998
Robert E. Caldwell



/s/Maureen A. Hendricks       Director            February 12, 1998
Maureen A. Hendricks



/s/Mark Hoffman          Director            February 12, 1998
Mark Hoffman



/s/Steven Muller         Director            February 12, 1998
Steven Muller



/s/Thomas O. Pyle        Director            February 12, 1998
Thomas O. Pyle



/s/John F. Reno          Director            February 12, 1998
John F. Reno